                                                                    Exhibit 99.1
                                                                    ------------

  Wyndham International Provides Business Update; Hotels Managing for Recovery

DALLAS--(BUSINESS WIRE)--Oct. 2, 2001--Fred J. Kleisner, chairman and chief executive officer of Wyndham International (NYSE:WYN) today issued the following statement:

"The tragedies of September 11 have created a wound to our nation, and our hearts go out to all of the victims, as well as those who have worked so tirelessly to respond to these extraordinary events. Although Wyndham International, like others in our industry, has experienced a slowdown, I want to assure our customers, employees, stockholders and business partners that the company has implemented a solid recovery plan. Further, the 164 Wyndham-branded properties and the 69 non-proprietary branded properties continue to generate cash for the company and, importantly, serve the needs of our guests.

Although occupancy has not yet returned to former levels, during the past two weeks we have seen indications of improvement in demand through both hotel occupancy and Wyndham's Central Reservations. Further, the cancellations we experienced were concentrated to September and October and many of the group meetings are now rescheduled. We are confident that the immediate efforts of the federal government to provide assistance to the airline industry and increase airport security will help the entire hospitality and travel industry recover quickly."

Wyndham maintains a solid cash position with access to a revolving credit line through its banking relationships. Given the industry-wide impact of the attacks, Wyndham's banking syndicate has waived certain covenants during the third and fourth quarters. To reflect the emerging new operating environment, the company and the bank group are working together on a long-term amendment targeted for completion by February 28, 2002. In connection with the waiver, the company has agreed to defer the cash dividend on the preferred stock. "The company is appreciative of the banking syndicate partnership during this difficult time," said Kleisner.

Wyndham's plan for recovery has included the furlough or layoff of approximately 1,600 employees at both the property level and corporate headquarters, representing slightly more than 5% of the total workforce. Additionally, a substantial number of employees are now working reduced hours; as hotel occupancies rise the employees are planned to again work full schedules. The Wyndham Operations Team continues to evaluate ways to reduce costs particularly in those select markets where occupancy has not yet rebounded.

Additionally, the company has put capital projects on-hold, but still plans to complete the Wyndham Newark Airport this year. The vitality of Wyndham is further demonstrated by the recently announced management and franchise contracts of newly branded properties: the Wyndham Sapphire Beach Club in St. Maarten, The Kelley House and The Harbour View, Wyndham Luxury Resorts in Martha's Vineyard, Mass., and the Wyndham Pittsburgh Airport.

The company will sponsor a conference call with the investment community on Friday, October 5, 2001 at 10:00 a.m. CST. The call will also be simulcast on www.wyndham.com.

Wyndham International, Inc. offers upscale and luxury hotel and resort accommodations through proprietary lodging brands and a management services division. Based in Dallas, Wyndham International owns, leases, manages and franchises hotels and resorts in the United States, Canada, Mexico, the Caribbean and Europe. For more information, visit www.wyndham.com. For reservations, call 800-WYNDHAM.

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including projections about future operating results. The Company's results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause a difference include, but are not limited to, risks associated with the availability of equity or debt financing at terms and conditions favorable to Wyndham; risks associated with the course of litigation; Wyndham's ability to effect sales of assets on favorable terms and conditions; Wyndham's ability to integrate acquisitions into its operations and management; risks associated with the hotel industry and real estate markets in general; competition within the lodging industry; the impact of general economic conditions; risks associated with debt financing; and other risks and uncertainties set forth in the company's annual, quarterly & current reports and proxy statements.

CONTACT:  Wyndham International, Dallas
Media Contacts:
Andrew Jordan, 214/863-1360
ajordan@wyndham.com
or
Analyst Inquiries:
Elizabeth Williams, 214/863-1389
ewilliams@wyndham.com